SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55336	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

The information appearing below in Item 8.01 of this Current Report on Form 8-K relating to the termination of the RRA (as defined below) is incorporated herein by reference.

Item 8.01.	Other Events.

On December 31, 2014, Charles Investment Group, LLC, a Delaware limited liability company (“CIG”), distributed to its members on a pro rata basis all 3,860,000 shares (the “Shares”) of common stock of National Commerce Corporation (“NCC”) that it held on such date (the “Liquidating Distribution”). CIG was formed and capitalized in 2010 for the sole purpose of acquiring the Shares and held the Shares from October 2010 until the date of the Liquidating Distribution. Immediately prior to the Liquidating Distribution, the Shares represented approximately 51.2% of NCC’s 7,541,606 outstanding shares of common stock. In connection with the Liquidating Distribution, each member of CIG received approximately 1,663.79 shares of NCC common stock for each membership unit of CIG owned by such member, except that NCC paid to each CIG member cash in lieu of any fractional share otherwise distributable in the Liquidating Distribution, thereby reducing the total number of issued and outstanding shares of NCC common stock by an aggregate of 65 shares (for a total of 7,541,541 outstanding shares of NCC common stock following the Liquidating Distribution). As a result of the Liquidating Distribution, the number of registered holders of NCC common stock increased from approximately 763 holders to approximately 885 holders.

At the effective time of the Liquidating Distribution, the Registration Rights Agreement, dated as of October 29, 2010, between CIG and NCC (the “RRA”) terminated according to its terms. Under the RRA, CIG was entitled to certain demand and piggyback registration rights with respect to the Shares, subject to the various conditions and limitations set forth in the RRA. However, the RRA further provided that, in the absence of CIG electing to transfer its registration rights under the RRA to any permitted transferee of the Shares, the RRA would become void and of no further effect at such time as CIG no longer owned any of the registrable shares of NCC common stock. NCC did not transfer its registration rights under the RRA in connection with the Liquidating Distribution. Accordingly, as a result of the Liquidating Distribution, CIG no longer owns any registrable shares of NCC common stock, and, therefore, the RRA has terminated, and all rights granted thereunder have been extinguished.

The summary of the RRA above is not complete and is qualified in its entirety by the full text of the RRA, which is attached as Exhibit 4.2 to Amendment No. 1 to NCC’s Registration Statement on Form S-4 (as amended), filed with the Securities and Exchange Commission on September 30, 2014, and which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

January 2, 2015	/s/ John H. Holcomb, III
John H. Holcomb, III
Chairman and Chief Executive Officer